Exhibit 99.1

News Release

For Immediate Release

Contact:	Contact:

Media	Media/Investors
Amanda Covington	Barron Beneski
Phone: 801-779-4625	Phone: 703-406-5528
Email: amanda.covington@atk.com	Email: beneski.barron@orbital.com

Investors
Michael Pici
Phone: 801-779-4614
Email: michael.pici@atk.com

ATK Completes Tax-Free Spin-Off of Vista Outdoor Inc.

ATK and Orbital Sciences Corporation Complete Tax-Free, All-Stock Merger

Transactions Create Two Independent, Publicly Traded Companies Committed to Leadership in Outdoor Sports & Recreation and in Aerospace & Defense

Arlington, Va. and Dulles, Va., Feb. 9, 2015 — Alliant Techsystems Inc. (“ATK”) (NYSE: ATK) today announced that it has completed the previously announced tax-free spin-off of its Sporting Group business to ATK stockholders as a newly formed company named Vista Outdoor Inc. (“Vista Outdoor”).  Following the spin-off, ATK and Orbital Sciences Corporation (“Orbital” ) (NYSE: ORB) successfully completed the tax-free, all-stock merger of ATK’s Aerospace and Defense Groups with Orbital. Upon consummation of the merger, the combined company’s name was changed to “Orbital ATK, Inc.” (“Orbital ATK”). Today, ATK stockholders received two shares of Vista Outdoor common stock for every share of ATK common stock held on the record date, February 2, 2015. Orbital stockholders received 0.449 shares of Orbital ATK common stock for every one share of Orbital common stock.

Vista Outdoor will begin “regular-way” trading under the symbol “VSTO” on the New York Stock Exchange (“NYSE”) on February 10, when markets open. ATK stock will no longer include the value of Vista Outdoor and will begin trading as Orbital ATK under the symbol “OA” on the NYSE at the same time.  Orbital will no longer trade as an independent company after market close today.

Morgan Stanley and BofA Merrill Lynch served as financial advisors and Cravath, Swaine & Moore LLP acted as legal advisor to ATK and Vista Outdoor in connection with these transactions. Citigroup served as financial advisor and Hogan Lovells US LLP acted as legal advisor to Orbital.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the spin-off and any other statements regarding Orbital ATK’s  and Vista Outdoor’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “expected,” “intend,” “estimate,” “anticipate,” “believe,” “project” or “continue” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements.

Additional information concerning these and other factors can be found in Orbital ATK’s and Vista Outdoor’s filings with the SEC, including ATK’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and Vista Outdoor’s registration statement on Form 10 and Current Reports on Form 8-K. Orbital ATK and Vista Outdoor assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

About Vista Outdoor

Vista Outdoor is a leading global designer, manufacturer and marketer in the growing outdoor sports and recreation markets. The company operates in two segments, Outdoor Products and Shooting Sports, and has more than 30 well-recognized brands that provide consumers with a range of performance-driven, high-quality and innovative products in the ammunition, firearms and outdoor accessories categories. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. Vista Outdoor is headquartered in Utah and has manufacturing operations and facilities in 10 U.S. States, Puerto Rico, Mexico and Canada along with international sales and sourcing operations in Mexico, Canada, Europe, Australia, New Zealand and Asia. For news and information visit www.vistaoutdoor.com or follow us on Twitter @VistaOutdoorInc and Facebook www.facebook.com/vistaoutdoor.

About Orbital ATK

Orbital ATK is a global leader in aerospace and defense technologies.  The company designs, builds and delivers space, defense and aviation-related systems for customers around the world, both as a prime contractor and merchant supplier.  Its main products include launch vehicles and related propulsion systems; tactical missiles, subsystems and defense electronics; precision weapons, armament systems and ammunition; satellites and associated space components and services; and composite aerospace structures.  Headquartered in Dulles, Virginia, Orbital ATK employs more than 12,500 people in 20 states across the U.S. and in several international locations.

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